    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2001

     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-4134 POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-67772

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                          THE SEAGRAM COMPANY. LTD. --
                           LA COMPAGNIE SEAGRAM LTEE

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------

                                     CANADA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      NONE
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                1430 PEEL STREET
                        MONTREAL, QUEBEC, CANADA H3A 1S9
                                 (514) 987-5200


              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            DANIEL R. PALADINO, ESQ.
                         JOSEPH E. SEAGRAM & SONS, INC.
                                 375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 572-7000

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE AND AUTHORIZED
             REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES)

                                 ---------------

                                   Copies to:

                              SARAH E. COGAN, ESQ.
                              JOHN D. LOBRANO, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                          DEREGISTRATION OF SECURITIES

         A Registration Statement on Form S-3 (Registration No. 333-4134, which also constituted Post-Effective Amendment No. 1 to Registration Statement No. 33-67772), was originally filed with the U.S. Securities and Exchange Commission (the "Commission") on August 27, 1996 by the Registrant (the "Registration Statement"). The offering of securities by the Registrant has been terminated. The total amount of debt securities, preferred shares, common shares, warrants, stock purchase contracts and stock purchase units registered by The Seagram Company Ltd. was $400 million. None of the above securities registered under the Registration Statement have been issued.

         Pursuant to the undertaking of the Registrant contained in the section in Part II of the Registration Statement entitled "Undertakings", the Registrant hereby requests that the unsold debt securities, preferred shares, common shares, stock purchase contracts and stock purchase units be removed from registration by mean of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2001.


                                   THE SEAGRAM COMPANY LTD.

                                        /s/ Edgar Bronfman, Jr.
                                   By:  ----------------------
                                            Edgar Bronfman, Jr.
                                            Chief Executive Officer and
                                            Director



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on January 24, 2001 by the following persons in the capacities indicated.

                          SIGNATURE                         TITLE
                          ---------                         -----

                 /s/ Edgar Bronfman, Jr.
                --------------------------       Chief Executive Officer and
                     Edgar Bronfman, Jr.         Director

                /s/  Jean-Marie Messier
                --------------------------       Director
                     Jean-Marie Messier

                /s/  Eric Licoys
                --------------------------       Director
                     Eric Licoys

                /s/  Alan Bell
                --------------------------       Director
                     Alan Bell

                /s/  Craig Thorburn
                --------------------------       Director
                     Craig Thorburn

                /s/  Frank Mergenthaler
                --------------------------       Chief Financial Officer and
                     Frank Mergenthaler          Chief Accounting Officer

                /s/  Daniel R. Paladino
                --------------------------       Authorized U.S. Representative
                     Daniel R. Paladino



                                      II-3